EXHIBIT 99

                                    Delaware                        PAGE 1
                           -------------------------
                                The First State

      I, HARRIET SMITH WINDSOR, SECRETARY 0F STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MILLENIA HOPE INC.", FILED IN THIS OFFICE ON THE NINTH DAY OF AUGUST, A.D. 2004, AT 8:42 O'CLOCK A.M.

      A FILED COPY 0F THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                           [SEAL]      /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

                                           AUTHENTICATION: 3285184

                                                     DATE 08-10-04

      State of Delaware
      Secretary of State
   Division of Corporations
Delivered 10:38 AM 08/09/2004
  Filed 08:42 AM 08/09/2004
 SRV 040579362 - 2836577 FILE

                                STATE of DELAWARE
                           CERTIFICATE of AMENDMENT of
                          CERTIFICATE of INCORPORATION

o First: That at a meeting of the Board of Directors of MILLENIA HOPE INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows: Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "__________" so that, as amended, said Article shall be and read as follows:

      "The Corporation shall be authorized to issue: One Hundred Eighty Million Shares of Common Stock and Fifty Million Shares of Preferred each with a par of $00.0001 Per Share.

o Second: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the secondary number of shares as required by statute were voted in favor of the amendment.

o Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

o Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.


                                          By: /s/ Yehuda Kops
                                             --------------------------
                                                 (Authorized Office)

                                        Name: YEHUDA KOPS
                                             --------------------------
                                                   (Type or Print)